UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2008

GTX CORP

(Exact name of Registrant as specified in charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

     117 W. 9th Street, # 1214
Los Angeles, California 90015

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 489-3019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Current Report on Form 8-K and other reports filed by the GTX Corp from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the GTX Corp’s management as well as estimates and assumptions made by the GTX Corp’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the GTX Corp or the GTX Corp’s management identify forward looking statements. Such statements reflect the current view of the GTX Corp with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the GTX Corp’s industry, operations and results of operations and any businesses that may be acquired by the GTX Corp. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 12, 2008, GTX Corp, a Nevada corporation, (“GTX Corp” or the “Company”) completed a sale to thirty-four (34) investors pursuant to a Securities Purchase Agreement of $1,742,000 in units (each a “Unit”) of the Company’s securities at a price of $1.00 per Unit (“ Financing”) . Each Unit consists of one share of common stock (“Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock. Each Warrant is exercisable at an exercise price of $1.50 per share for a term of three years. Accordingly, an aggregate of 1,742,000 shares of Common Stock and Warrants to purchase an additional 1,742,000 shares of Common Stock were issued to investors.  The Common Stock and Warrants issued in the Financing have standard piggy-back registration rights. The net proceeds of the financing will be used by GTX Corp for general working capital purposes.

GTX Corp agreed to pay up to 7% cash and 7% warrant coverage as commissions to registered broker-dealers or unregistered finders in connection with the Financing. As a result GTX Corp paid an aggregate of $118,750 and 118,750 Warrants to five (5) finders.

  The foregoing description of the Financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement which is an Exhibit to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The shares of Common Stock issued in the Financing were offered and sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each purchaser represented to the Company that such purchaser is an “accredited investor” as such term is defined under Regulation D. The Financing did not involve any form of general solicitation or general advertising.

Further, as a bonus for the successful completion of the Financing, Patrick E. Bertagna, our Chief Executive Officer and Chairman, Murray Williams, our Chief Financial Officer, and Patrick Aroff, a member of our board of directors, were each issued 40,000 shares of our common stock, and Louis Rosenbaum, a member of our board of directors, was issued 10,000 shares of our common stock. The bonuses were issued in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement(1)

(1)	Incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 (File No. 333-150861) as filed May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTX CORP

By: /s/ Patrick E. Bertagna
Patrick E. Bertagna
       Chief Executive Officer
       Dated: May 13, 2008